Exhibit 99.1

SOLURIS, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

Year Ended December 31, 2005

CONTENTS

Page
Independent Auditor’s Report	1

Financial Statements:

Consolidated Balance Sheet	2

Consolidated Statement of Operations	3

Consolidated Statement of Stockholders’ Deficit	4

Consolidated Statement of Cash Flows	5

Notes to Consolidated Financial Statements	6-15

INDEPENDENT AUDITOR’S REPORT

Board of Directors

Soluris, Inc.

Concord, Massachusetts

We have audited the accompanying consolidated balance sheet of Soluris, Inc. and subsidiaries as of December 31, 2005, and the related consolidated statements of operations, stockholders’ deficit and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Soluris, Inc. and subsidiaries and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

VITALE, CATURANO & COMPANY, LTD.

May 12, 2006
Boston, Massachusetts

SOLURIS, INC. AND SUBSIDIARIES

Consolidated Balance Sheet

December 31, 2005

ASSETS
Current assets:
Cash and cash equivalents	$595,504
Accounts receivable, net	1,318,094
Inventories	628,253
Prepaid expenses	83,522

Total current assets	2,625,373

Property and equipment, net	64,329

$2,689,702

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Lines of credit	$2,342,180
Accounts payable	640,954
Accrued expenses	730,810
Deferred revenue	263,772
Accrued warranty	167,499

Total current liabilities	4,145,215

Stockholders’ deficit:
Common stock, $.01 par value, 1,000,000 shares authorized, 690,000 shares issued and outstanding	6,900
Additional paid-in capital	34,000
Accumulated other comprehensive loss, net of tax	(12,642)
Accumulated deficit	(1,483,771)

Total stockholders’ deficit	(1,455,513)

$2,689,702

See notes to consolidated financial statements.

SOLURIS, INC. AND SUBSIDIARIES

Consolidated Statement of Operations and Accumulated Deficit

Year Ended December 31, 2005

Net sales	$8,673,071

Costs of goods sold	3,999,631

Gross profit	4,673,440

Operating expenses:
Research and development	2,777,506
Sales and marketing	2,478,816
General and administrative	1,103,318

6,359,640

Loss from operations	(1,686,200)

Interest income	2,680

Loss before income taxes	(1,683,520)

Income tax provision	—

Net loss	$(1,683,520)

See notes to consolidated financial statements.

SOLURIS, INC. AND SUBSIDIARIES

Consolidated Statement of Stockholders’ Deficit

Year Ended December 31, 2005

	Common Stock	Additional Paid-in Capital	Accumulated Other Comprehensive Income (loss)	Retained Earnings	Total Stockholders’ Equity (Deficit)
Balance, December 31, 2004	$6,900	$34,000	$9,253	$199,749	$249,902

Comprehensive loss:
Net loss	—	—	—	(1,683,520)	(1,683,520)
Other comprehensive income, net of tax
Foreign currency translation income	—	—	(21,895)	—	(21,895)

Comprehensive loss	—	—	(21,895)	(1,683,520)	(1,705,415)

Balance, December 31, 2005	$6,900	$34,000	$(12,642)	$(1,483,520)	$(1,455,513)

SOLURIS, INC. AND SUBSIDIARIES

Consolidated Statement of Cash Flows

Year Ended December 31, 2005

Cash flow from operating activities:
Net loss	$(1,683,520)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	49,576
Changes in assets and liabilities:
(Increase) decrease in:
Accounts receivable, net	7,973
Inventories	(391,915)
Prepaid expenses	41,351
Increase (decrease) in:
Accounts payable	343,306
Accrued expenses	31,677
Deferred revenue	(122,521)
Accrued warranty	(74,305)
Income taxes payable	(23,801)

Net cash used in operating activities	(1,822,179)

Cash flows from investing activities:
Purchase of property and equipment	(5,486)

Net cash used in investing activities	(5,486)

Cash flows from financing activities:
Net proceeds from lines of credit	1,542,180

Net cash provided by financing activities	1,542,180

Exchange rate effect on cash and cash equivalents	4,920

Net decrease in cash and cash equivalents	(283,565)

Cash and cash equivalents, beginning of year	879,069

Cash and cash equivalents, end of year	$595,504

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$87

Income taxes	$10,574

See notes to consolidated financial statements.

SOLURIS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Year Ended December 31, 2005

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Soluris, Inc, was incorporated in the Commonwealth of Massachusetts on July 29, 2003 and began operations on September 1, 2003. The Company’s principal business activities include manufacturing, distribution and maintenance services of semiconductor metrology equipment to customers in the United States, and to various other countries in Europe and Asia through its foreign subsidiaries in the United Kingdom, France, Singapore, and Taiwan.

Principles of Consolidation

The accompanying consolidated financial statements reflect the financial position, results of operations and cash flows of Soluris, Inc. and its four wholly owned subsidiaries, Soluris UK Limited; Soluris France EURL; Soluris Singapore Pte. Limited; and Soluris Taiwan Limited, collectively referred to as the “Company.” All significant intercompany accounts and transactions are eliminated upon consolidation.

Going Concern

The accompanying financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has a limited operating history, negative working capital, incurred losses from operations since its inception, negative cash flows and has an accumulated deficit of $1,483,771 at December 31, 2005. These circumstances raised substantial doubt about the Company’s ability to continue as a going concern.

In March 2006, the stock of the Company was acquired by Nanometrics, Inc. (Note 8). As a result the Company became a wholly owned subsidiary of Nanometrics, Inc. In conjunction with the acquisition, the $2,000,000 line of credit owed to Schlumberger Technology Corporation was repaid. Subsequently, the management of Nanometrics, Inc. made a strategic decision to discontinue the development and marketing of the Yosemite product line and implemented cost reductions in all departments. Although no assurances can be given, the Company expects that the change in ownership, the discontinuance of Yosemite product line, and the liability and cost reductions will permit the Company to continue as a going concern.

Concentration of Credit and Business Risk

The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents and trade account receivables. The Company maintains its cash in bank deposit accounts, which at times may exceed insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents. The Company’s trade receivables result primarily from the distribution of metrology equipment to customers located throughout North America, Europe and Asia. The Company routinely assesses the financial strength of its customers, and consequently, believes that its trade accounts receivable credit risk exposure is limited.

SOLURIS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Year Ended December 31, 2005

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES…continued

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding balances. An allowance for doubtful accounts is provided for those accounts receivable considered to be uncollectible based upon historical experience and management’s evaluation of outstanding accounts receivable at the end of the year. Bad debts are written off against the allowance when identified. At December 31, 2005, the allowance for doubtful accounts was $102,515.

Inventories

Raw materials and work-in-progress inventories are stated at lower of cost, determined using the first-in, first-out (FIFO) method, or market. Finished goods inventory is stated at lower of standard cost which approximates cost on the FIFO method or market. At December 31, 2005, inventories consisted of raw materials, work-in-progress and finished goods.

Property and Equipment

Property and equipment are stated at cost. Depreciation of property and equipment are computed using the straight-line method over the estimated useful lives of the assets as follows:

Machinery and equipment	3-5 years
Software	3-5 years
Furniture and fixtures	5-7 years

Maintenance, repairs and renewals, which neither materially add to the value of the property, nor appreciably prolong its life, are charged to expense as incurred. Upon retirement or sale, the cost of the assets disposed of and the related accumulated depreciation are removed from the respective accounts and any resulting gain or loss is included in the results of operations.

SOLURIS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Year Ended December 31, 2005

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES…continued

Revenue Recognition

The Company recognizes revenue from the sale of equipment when there is persuasive evidence of an arrangement, title, and risk of loss have passed, delivery has occurred or the services have been rendered, the sales price is fixed or determinable and collection of the related receivable is reasonably assured. Prepaid maintenance service contracts are recognized as deferred revenue upon receipt and revenue is then recognized over the service contract period.

Foreign Operations

Operations outside the United States include subsidiaries in the United Kingdom, France, Singapore and Taiwan. Foreign operations are subject to risks inherent in operating under different legal systems and various political and economic environments. Among the risks are changes in existing tax laws, possible limitations on foreign investment and income repatriation, government price or foreign exchange controls, and restrictions on currency exchange.

Translation of Foreign Currencies

The assets and liabilities of the Company’s foreign operations are translated at exchange rates as of the balance sheet date. Revenues and expenses are translated at average rates of exchange in effect during the year. The resulting translation adjustments are reflected as a separate component of stockholders’ equity.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently payable plus deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses that are available to offset future taxable income.

Advertising Costs

Advertising costs are expensed as incurred. The Company incurred advertising and promotion in the amount of $74,453 during the year ended December 31, 2005.

Shipping and Handling Costs

The Company classifies shipping and handling costs as a component of cost of goods sold.

SOLURIS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Year Ended December 31, 2005

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES…continued

Product Warranty Provisions

The Company’s standard policy is to warranty all shipped systems against defects for one year by replacing failed parts. The Company’s estimate of costs to service the warranty obligations is based on historical experience and current product performance trends. These costs are included in the warranty accrual and corresponding cost of goods sold at the time the systems are sold. The provision is reduced by actual material and labor costs incurred to replace parts over the warranty period. The Company periodically assesses the adequacy of its recorded warranty liabilities and adjusts the amounts as necessary.

Research and Development Costs

Research and development expenses resulting from the design, development, and testing of new equipment and related enhancement costs are expensed as incurred.

Stock-Based Compensation

The Company accounts for stock-based employee compensation arrangements using the intrinsic value method of accounting prescribed in accordance with Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations rather than the alternative fair value accounting provided for under SFAS No. 123, Accounting for Stock-Based Compensation (SFAS 123), as amended by SFAS No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure. SFAS 123 encourages, but does not require companies to recognize compensation expense for grants of stock, stock options, and other equity instruments based on the fair value method of accounting. For options or other stock-based compensation issued to non-employees, the Company recognizes compensation expense under the fair value method.

Had employee compensation cost for options issued under the Company’s stock incentive plan been determined on the fair value method at the grant dates, as prescribed in SFAS No. 123, the Company’s net loss for the year ended December 31, 2005 would have been as follows:

Net loss, as reported	$(1,683,520)
Stock based compensation expense under fair value method	(9,263)

Net loss, pro forma	$(1,692,783)

SOLURIS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Year Ended December 31, 2005

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES…continued

Other Comprehensive Loss

Comprehensive loss consists of net loss and foreign currency translation adjustments. Comprehensive loss has been reflected in the consolidated statement of stockholders’ deficit. Accumulated other comprehensive loss was approximately $22,000 at December 31, 2005.

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statements of Financial Accounting Standards No. 123R, Share-Based Payment (the “Statement” or “SFAS No. 123R”). This Statement is a revision of SFAS No. 123, Accounting for Stock-Based Compensation, and supersedes Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. The Statement requires entities to recognize stock compensation expense for awards of equity instruments to all parties, including employees and directors, based on the grant-date fair value of those awards (with limited exceptions). SFAS No. 123R is effective for the Company on January 1, 2006, and includes transitional implementation guidance. The Company has not yet completed its evaluation of the impact this accounting will have on its financial statements when adopted.

In November 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (“SFAS”) No. 151, Inventory Costs. SFAS No. 151 amends the guidance in Accounting Research Bulletin No. 43, Chapter 4, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). SFAS No. 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, SFAS No. 151 requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The provisions of SFAS 151 will become effective for the Company on January 1, 2006 and the Company does not believe the adoption of SFAS No. 151 will have a material impact upon the Company’s consolidated financial statements upon adoption.

2.	PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2005 consisted of the following:

Machinery and equipment	$70,708
Software	70,000
Furniture and fixtures	2,687

143,395
Less- accumulated depreciation	79,066

$64,329

Depreciation expense for the year ended December 31, 2005 was $49,576.

SOLURIS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Year Ended December 31, 2005

3.	LINES OF CREDIT

The Company has a line of credit agreement with Schlumberger Technology Corporation, which was issued concurrently with the 2003 purchase of the assets from Schlumberger Technology Corporation, which provides for a $2,000,000 unsecured, revolving demand line of credit. The line of credit agreement expires August 31, 2008 and bears interest at the rate of 0%. Upon the occurrence and during the continuance of certain default events, any unpaid balance shall bear interest at a rate equal to 6% compounded daily until such event of default is cured or waived. The revolving line of credit contains certain non-financial covenants that the Company must maintain. The total borrowed under the line of credit at December 31, 2005 was $2,000,000. In March 2006, the Company repaid the line of credit in full in conjunction with the acquisition of the Company’s stock by Nanometrics, Inc. as disclosed in Note 8.

The Company has a line of credit from a bank in the amount of the lesser of $1,500,000 or 80% of the Company’s eligible receivables. The line of credit agreement expires December 15, 2006 and bears interest at the rate of prime plus 1.25% (8.5% as of December 31, 2005) and is collateralized by substantially all of the Company’s assets. The line of credit contains certain non-financial covenants that the Company must maintain. Total borrowed under the line of credit at December 31, 2005 was $342,180.

4.	COMMITMENTS AND CONTINGENCIES

Lease Commitments

The Company leases its Massachusetts office space under a non-cancelable operating lease with an expiration date of March 14, 2006. In March 2006, the Massachusetts lease was extended through March 14, 2007. The Company leases two foreign offices under non-cancelable operating leases with expiration dates ranging from July 31, 2006 through September 30, 2007.

Future minimum lease payments under the non-cancelable operating leases for the years ending December 31 are as follows:

2006	$325,062
2007	85,765

$410,827

Total rent expense was approximately $343,000 for the year ended December 31, 2005.

The Company subleases space at its Massachusetts location to a tenant under a non-cancelable lease expiring March 2007. During 2005, the Company also subleased space at its Massachusetts location to a tenant under a tenant-at-will basis.

SOLURIS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Year Ended December 31, 2005

4.	COMMITMENTS AND CONTINGENCIES...continued

Future minimum lease receipts under the non-cancelable leases for the years ending December 31 are as follows:

2006	$25,536
2007	6,384

$31,920

For the year ended December 31, 2005, total sublease rental income was approximately $62,000.

Product Warranty

Changes in the Company’s warranty liability for the year ended December 31, 2005 were as follows:

Accrued warranty, beginning of year	$220,000
Charged to costs and expenses	390,000
Change in reserve estimates	(40,000)
Actual warranty expenditures	(402,501)

Accrued warranty, end of year	$167,499

Royalty Agreement

The Company had a contingent commitment to pay royalties to Nanometrics, Inc. on the future sales of a new product line previously under development. The terms of the agreement called for a minimum total royalty amount of $600,000 plus an annual amount equal to 10% of the outstanding amount unpaid from the original $600,000. Royalties are payable at the rate of $36,000 per unit sold until full commitment is satisfied.

At December 31, 2005, the Company had a contingent commitment to pay future royalties of approximately $856,200. In March 2006, the Company was acquired by Nanometrics, Inc. and the contingent royalty commitment was eliminated. Nanometrics also intends to cease operations related to the new product line.

SOLURIS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Year Ended December 31, 2005

5.	INCOME TAXES

The income tax provision (benefit) for the year ended December 31, 2005 is as follows:

Current income taxes:
Federal	$—
State	—
Foreign	—

—

Deferred income taxes:
Federal	294,000
State	242,000

536,000
Increase in valuation allowance	(536,000)

—

$—

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2005 are presented below:

Deferred tax assets:
Allowance for doubtful accounts	$39,000
Accrued warranty	67,000
Net operating loss carryforwards	434,000
General business tax credit carryforwards	290,000

830,000

Deferred tax liabilities:
Property and equipment	(12,000)

818,000
Valuation allowance	(818,000)

Net deferred tax asset	$—

The amount presented as income tax provision in the statement of operations, for the year ended December 31, 2005 differs from the benefit that would result from applying statutory rates to loss before income taxes because the Company has recorded a full valuation allowance against deferred tax assets as the recoverability cannot be assured.

Management has determined that it is more likely than not that the Company will not recognize the benefits of federal and state deferred tax assets and, as a result, a full valuation allowance of approximately $818,000 has been established at December 31, 2005.

SOLURIS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Year Ended December 31, 2005

5.	INCOME TAXES...continued

At August 31, 2005, the Company’s previous tax year end, the Company has federal and state net operating loss carryforwards of approximately $870,000 and $1,460,000, respectively, available to reduce future taxable income, which expire at various dates through 2025 and 2010, respectively. The Company also has federal and state general business tax credit carryforwards of approximately $140,000 and $150,000, respectively, available to reduce future tax liabilities which expire at various dates through 2025 and 2020, respectively.

Under the provisions of the Internal Revenue Code, certain substantial changes in the Company’s ownership may limit the amount of net operating loss carryforwards and general business tax credit carryforwards which could be utilized annually to offset future taxable income and taxes payable.

6.	STOCK OPTION PLAN

In December 2003, the Company adopted the Soluris 2003 Stock Option and Restricted Stock Plan (the “Plan”). The Plan provides for the grant of either incentive stock options or nonqualified stock options to key employees and consultants for the purchase of 300,000 shares of the Company’s common stock. Options shall become exercisable at a rate of 33.33% after one year, and 33.33% per year over the next two years from the date the options are granted unless otherwise specified by the Board of Directors and expire ten years from the date of grant. The exercise price shall be determined at the date of grant by the Board of Directors. The term of the option is ten years.

The following table summarizes the activity of the Company’s stock option plan:

	Number of Options	Weighted- Average Exercise Price
Options outstanding, beginning of year	260,200	$.30
Granted	—	—
Exercised	—	—
Forfeited	(14,600)	.30

Options outstanding at end of year	245,600	$.30

Options exercisable at end of year	159,000	$.30

Options available for future grant	54,400

Weighted average remaining contractual life for options outstanding at December 31, 2005 was eight years. On March 15, 2006, all then outstanding options became immediately exercisable and were exercised in conjunction with the sale of the Company’s stock as disclosed in Note 8.

SOLURIS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Year Ended December 31, 2005

7.	RETIREMENT PLAN

The Company has a defined contribution plan (the 401(k) Plan) covering substantially all employees who meet certain eligibility requirements. The 401(k) Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). Participants in the 401(k) Plan may contribute a percentage of their annual compensation. The terms of the 401(k) Plan provide for matching of the participants’ contributions at the discretion of the Company. The Company’s matching contributions under this plan aggregated to approximately $112,000 for the year ended December 31, 2005.

8.	SUBSEQUENT EVENT

On March 15, 2006, 100% of the Company’s outstanding stock was acquired by Nanometrics, Inc. The sale price was $7,000,000 less amounts outstanding on the lines of credit at the date of sale and adjusted for ordinary trade payables in excess of $600,000.